Exhibit 99.1

Amy Flores
+1 408 236 1594
amy_flores@keysight.com

INVESTOR CONTACT:

Jason Kary
+1 707 577 6916
jason.kary@keysight.com

Keysight Technologies Reports Fourth-Quarter and Fiscal 2015 Results
Highlights:

•	GAAP net income of $277 million, or $1.61 per share

•	Non-GAAP net income of $122 million, or $0.71 per share(1)

•	Q4 GAAP revenue of $750 million, $2.9 billion for FY15

•	Q4 non-GAAP revenue of $756 million, $2.9 billion for FY15(2)

•	First-quarter fiscal year 2016 non-GAAP revenue guidance of $702 million to $742 million(2); non-GAAP earnings guidance of $0.44 to $0.58 per share(3)

SANTA ROSA, Calif., Nov. 19, 2015 - Keysight Technologies, Inc. (NYSE: KEYS) today reported strong operating results despite mixed end market conditions. Non-GAAP revenue of $756 million for the fourth fiscal quarter ended Oct. 31, 2015, declined 1 percent compared with one year ago.(2) Currency had a negative year-over-year impact of 4 percentage points on revenue, while acquisitions contributed 4 percentage points of growth.

Compared to last year, results across end markets were mixed. Communications market revenues grew 3 percent, while aerospace & defense market revenues declined 5 percent versus a high point driven by the post-sequestration recovery. Industrial, computer, and semiconductor market revenues declined 2 percent as strength in computer and semiconductor markets was offset by softer industrial spending. Regionally, sales grew on a core basis in Asia Pacific and Japan with declines in the Americas and Europe.

Fourth-quarter GAAP gross margin of 56 percent increased 1.5 percentage points year-over-year. Non-GAAP gross margin of 58 percent increased 1.9 percentage points as the mix of R&D and software revenues improved.(1) Expenses increased due to acquisitions and higher R&D investment in support of key growth initiatives.

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Fourth-quarter non-GAAP operating income was $157 million, or 20.7 percent of revenue.(1) Non-GAAP net income was $122 million, or $0.71 per share,(1) which excludes a tax benefit of $201 million and other net adjustments of $46 million. The tax benefit resulted primarily from a tax ruling obtained from Singapore that allows Keysight to amortize the value of the intellectual property acquired from Agilent in the separation. Fourth-quarter GAAP operating income was $111 million, or 14.8 percent of revenue. GAAP net income was $277 million, or $1.61 per share.

For fiscal 2015, non-GAAP revenue of $2.9 billion declined 2 percent and was flat on a core basis as currency had a negative year-over-year impact of 3 percentage points, while acquisitions contributed 1 percentage point of growth. (2) Fiscal 2015 non-GAAP operating income was $559 million, or 19.5 percent of revenue.(1) Full-year non-GAAP net income was $432 million, or $2.52 per share,(1) which excludes GAAP to non-GAAP net adjustments of $81 million. Fiscal 2015 GAAP operating income was $431 million, or 15.1 percent of revenue. Full-year GAAP net income was $513 million, or $3.00 per share.

“Our strong Q4 performance contributed to a solid first year as an independent company,” said Ron Nersesian, Keysight president and CEO. “Our team’s operational discipline drove excellent earnings results in Q4 and throughout the year, while we completed the separation and closed our first major acquisition with Anite. We have also established a consistent track record of meeting our guidance commitments over the past several quarters.”

“Looking forward, our recently announced organizational structure is the next step in driving increased focus on customer solutions and accelerating our growth initiatives in 2016,” added Nersesian. “While we maintain our expectations for market growth of 2 percent in 2016, recent macro data has tempered our expectations for the first half of the year.”

Revenues and earnings are typically softer in Keysight’s first fiscal quarter. Consistent with this seasonality, first-quarter 2016 non-GAAP revenue is expected to be in the range of $702 million to $742 million.(2) First-quarter non-GAAP earnings per share are expected to be in the range of $0.44 to $0.58.(3)

Webcast

Keysight’s management will present more details about its fourth-quarter FY2015 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on and select Q4 2015 Keysight Technologies Inc. Earnings Conference Call in the Investor News & Events - Upcoming Events section at www.investor.keysight.com. The webcast will remain on the company site for 90 days.

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A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, Nov. 19 through Nov. 24 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the U.S.) and entering pass code 47979140.

About Keysight Technologies

Keysight Technologies (NYSE:KEYS) is a global electronic measurement technology and market leader helping to transform its customers’ measurement experience through innovations in wireless, modular, and software solutions. Keysight’s electronic measurement instruments, systems, software and services are used in the design, development, manufacture, installation, deployment and operation of electronic equipment. The business had revenues of $2.9 billion in fiscal year 2014. Information about Keysight is available at www.keysight.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration and restructuring activities.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-Q for the fiscal quarter ended July 31, 2015. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definition of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for

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financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provides greater transparency to investors of information used by management in its financial and operational decision-making.

(1) Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. In addition, non-GAAP net income and non-GAAP net income per share also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Earnings per share is based on diluted shares. Reconciliation between non-GAAP gross margin and GAAP gross margin, non-GAAP net income and GAAP net income for Q4’15 and FY2015, is set forth on pages 5-6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(2) Revenues, excluding the impact of fair value adjustment to acquisition-related deferred revenue balances for the Anite acquisition are a non-GAAP measure. A reconciliation between GAAP revenue and non-GAAP revenue and non-GAAP revenue excluding currency and acquisitions (core basis) is provided on page 8 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q1 FY16 exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Beginning in Q1 FY16, Keysight intends to utilize a fixed long-term projected non-GAAP tax rate. When projecting this long-term rate, Keysight will exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, Keysight will evaluate its current long-term projections, current tax structure and other factors such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This long-term non-GAAP tax rate should eliminate the effects of non-recurring and period specific items. This tax rate could be subject to change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of

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accuracy. Therefore, no reconciliation to GAAP amounts has been provided.

# # #

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news.

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2015	2014	Inc/(Dec)
Orders	$780	$760	3%

Net revenue	$750	$762	(2)%

Costs and expenses:
Cost of products and services	327	343	(5)%
Research and development	105	91	16%
Selling, general and administrative	212	198	7%
Other operating expense (income), net	(5)	—	—
Total costs and expenses	639	632	1%

Income from operations	111	130	(15)%

Interest expense	(11)	(3)	267%
Other income (expense), net	1	6	(83)%

Income before taxes	101	133	(24)%

Provision (benefit) for income taxes	(176)	32	(650)%

Net income	$277	$101	174%

Net income per share:
Basic	$1.63	$0.60
Diluted	$1.61	$0.60

Weighted average shares used in computing net income per share:(a)
Basic	170	167
Diluted	172	167

(a) On November 1, 2014, Agilent Technologies, Inc. distributed 167 million shares of Keysight common stock to existing holders of Agilent common stock. Basic and diluted net income per share for all periods through October 31, 2014 is calculated using the shares distributed on November 1, 2014.

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
PRELIMINARY

	Year Ended
	October 31,		Percent
	2015	2014	Inc/(Dec)
	(unaudited)
Orders	$2,853	$2,963	(4)%

Net revenue	$2,856	$2,933	(3)%

Costs and expenses:
Cost of products and services	1,264	1,313	(4)%
Research and development	387	361	7%
Selling, general and administrative	793	790	—%
Other operating expense (income), net	(19)	—	—
Total costs and expenses	2,425	2,464	(2)%

Income from operations	431	469	(8)%

Interest income	1	—	—
Interest expense	(46)	(3)	1,433%
Other income (expense), net	2	9	(78)%

Income before taxes	388	475	(18)%

Provision (benefit) for income taxes	(125)	83	(251)%

Net income	$513	$392	31%

Net income per share:
Basic	$3.04	$2.35
Diluted	$3.00	$2.35

Weighted average shares used in computing net income per share: (a)
Basic	169	167
Diluted	171	167

(a) On November 1, 2014, Agilent Technologies, Inc. distributed 167 million shares of Keysight common stock to existing holders of Agilent common stock. Basic and diluted net income per share for all periods through October 31, 2014 is calculated using the shares distributed on November 1, 2014.

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	October 31, 2015	October 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$483	$810
Accounts receivable, net	398	357
Receivable from Agilent	—	23
Inventory	487	498
Deferred tax assets	74	83
Other current assets	137	79
Total current assets	1,579	1,850

Property, plant and equipment, net	518	470
Goodwill	700	392
Other intangible assets, net	246	18
Long-term investments	70	63
Long-term deferred tax assets	295	163
Other assets	100	94
Total assets	$3,508	$3,050

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$209	$173
Payable to Agilent	—	125
Employee compensation and benefits	168	167
Deferred revenue	175	175
Income and other taxes payable	50	72
Other accrued liabilities	93	57
Total current liabilities	695	769

Long-term debt	1,099	1,099
Retirement and post-retirement benefits	280	213
Long-term deferred revenue	61	69
Other long-term liabilities	71	131
Total liabilities	2,206	2,281

Total Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 170 million shares at October 31, 2015 and 167 million shares at October 31, 2014, issued and outstanding	2	2
Additional paid-in-capital	1,156	1,002
Retained earnings	614	101
Accumulated other comprehensive loss	(470)	(336)
Total stockholders' equity	1,302	769
Total liabilities and equity	$3,508	$3,050

The preliminary balance sheet is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
PRELIMINARY

	Year Ended	Year Ended
	October 31,	October 31,
	2015	2014
	(unaudited)
Cash flows from operating activities:
Net income	$513	$392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99	84
Share-based compensation	55	43
Excess tax benefit from share-based plans	(4)	(4)
Deferred taxes	(158)	23
Excess and obsolete inventory related charges	28	33
Other non-cash expenses, net	14	(1)
Changes in assets and liabilities:
Accounts receivable	(20)	(25)
Inventory	(25)	(31)
Accounts payable	18	32
Payment to Agilent, net	(28)	23
Employee compensation and benefits	6	30
Income and other taxes payable	(6)	63
Retirement and post-retirement benefits	(38)	(32)
Other assets and liabilities	(78)	(67)
Net cash provided by operating activities (a)	376	563

Cash flows from investing activities:
Investments in property, plant and equipment	(92)	(70)
Proceeds from sale of property, plant and equipment	1	—
Purchase of Investments	(7)	—
Acquisition of businesses and intangible assets, net of cash acquired	(574)	(11)
Change in restricted cash and cash equivalents, net	—	(2)
Proceeds from sale of investment securities	1	—
Other	—	1
Net cash used in investing activities	(671)	(82)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	26	—
Proceeds from short term borrowings	—	2
Repayment of debts and credit facility	—	(37)
Issuance of senior notes	—	1,099
Debt issuance costs	—	(10)
Net transfers from Agilent	—	217
Excess tax benefit from share-based plans	4	4
Return of capital to Agilent	(49)	(940)
Net cash provided by (used in) financing activities	(19)	335

Effect of exchange rate movements	(13)	(6)

Net increase/(decrease) in cash and cash equivalents	(327)	810

Cash and cash equivalents at beginning of period	810	—
Cash and cash equivalents at end of period	$483	$810

(a) Cash payments included in operating activities:
Income tax payments, net	$(40)	$(4)
Interest payments	$(46)	$—

The preliminary cash flow is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION FROM GAAP TO NON-GAAP
THREE MONTHS ENDED OCTOBER 31, 2015
(Unaudited)
PRELIMINARY

			NON-GAAP ADJUSTMENTS

(in millions, except per share amounts)	GAAP		Restructuring and related costs	Intangible amortization	Acquisition and integration costs	Acquisition related fair value adjustments	Separation and related costs	Share based compensation	Asset impairment	Adjustment for taxes (a)	NON-GAAP
		% of revenue										% of revenue
Net Revenue	$750	100.0%	—	—	—	6	—	—	—	—	$756	100.0%

Cost of products and services	327	43.5%	(1)	(2)	(1)	(3)	(1)	(2)	—	—	317	42.0%
Gross Profit	423	56.5%	1	2	1	9	1	2	—	—	439	58.0%

Research and development	105	14.0%	(1)	—	—	—	—	(1)	—	—	103	13.6%
Selling, general and administrative	212	28.2%	(2)	(6)	(13)	—	(5)	(3)	—	—	183	24.2%
Other operating expense (income), net	(5)	(0.5)%	—	—	—	—	1	—	—	—	(4)	(0.5)%

Income from operations	111	14.8%	4	8	14	9	5	6	—	—	157	20.7%
Other income(expense), net	(10)	(1.4)%	—	—	(2)	—	—	—	2	—	(10)	(1.3)%

Income before taxes	101	13.4%	4	8	12	9	5	6	2	—	147	19.4%

Provision (benefit) for taxes	(176)	(23.5)%	—	—	—	—	—	—	—	201	25	3.3%
Effective tax rate	(175)%										17%

Net income	$277	36.9%	4	8	12	9	5	6	2	(201)	$122	16.1%

Net income per share - Basic and Diluted:
Basic	$1.63		$0.02	$0.05	$0.07	$0.05	$0.03	$0.04	$0.01	$(1.18)	$0.72
Diluted	$1.61		$0.02	$0.05	$0.07	$0.05	$0.03	$0.03	$0.01	$(1.16)	$0.71

Weighted average shares used in computing net income (loss) per share:
Basic	170		170	170	170	170	170	170	170	170	170
Diluted	172		172	172	172	172	172	172	172	172	172

Notes to Reconciliation from GAAP to non-GAAP, three months ended October 31, 2015

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability, including a tax benefit of $197M resulted from a tax ruling obtained from Singapore that allows Keysight to amortize the value of the intellectual property acquired from Agilent in the separation.For the three months ended October 31, 2015 and 2014, management uses a non-GAAP effective tax rate of 17% and 16%, respectively, that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring and related costs, asset impairments, acquisition and integration costs, share based compensation, separation and related costs and acquisition related fair value adjustments. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Restructuring and related costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees. and other one time reorganization costs.

Intangible amortization include non-cash intangible amortization recognized in connection with acquisitions.

Asset impairments and write-downs include assets that have been written-down to their fair value.

Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Acquisition related fair value adjustments includes business combination accounting effects from the acquisition including reduction in revenue and increase in cost of sales due to the respective estimated fair value adjustments to deferred revenue and inventory.

Separation and related costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off. These costs include, among other things, branding, legal, accounting and other advisory fees and other costs to separate and transition from Agilent.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes items such as amortization of intangibles, restructuring charges etc. that can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP to Non-GAAP net income is estimated based on our current information.

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KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION FROM GAAP TO NON-GAAP
YEAR ENDED OCTOBER 31, 2015
(Unaudited)
PRELIMINARY

			NON-GAAP ADJUSTMENTS

(in millions, except per share amounts)	GAAP		Restructuring and related costs	Intangible amortization	Acquisition and integration costs	Acquisition related fair value adjustments	Separation and related costs	Share based compensation	Asset impairment	Other	Adjustment for taxes (a)	NON-GAAP
		% of revenue											% of revenue
Net Revenue	$2,856	100.0%	—	—	—	6	—	—	—	—	—	$2,862	100.0%

Cost of products and services	1,264	44.3%	(4)	(7)	(1)	(3)	(2)	(12)	(1)	—	—	1,234	43.1%
Gross Profit	1,592	55.7%	4	7	1	9	2	12	1	—	—	1,628	56.9%

Research and development	387	13.5%	(1)	—	—	—	(1)	(9)	—	—	—	376	13.1%
Selling, general and administrative	793	27.8%	(9)	(7)	(15)	—	(19)	(34)	—	(1)	—	708	24.7%
Other operating expense (income), net	(19)	(0.6)%	—	—	—	—	2	—	—	2	—	(15)	(0.5)%

Income from operations	431	15.1%	14	14	16	9	20	55	1	(1)	—	559	19.5%
Other income(expense), net	(43)	(1.5)%	—	—	(1)	—	—	—	4	1	—	(39)	(1.0)%

Income before taxes	388	13.6%	14	14	15	9	20	55	5	—	—	520	18.2%

Provision (benefit) for taxes	(125)	(4.4)%	—	—	—	—	—	—	—	—	213	88	3.1%
Effective tax rate	(32)%											17%

Net income	$513	18.0%	14	14	15	9	20	55	5	—	(213)	$432	15.1%

Net income per share - Basic and Diluted:
Basic	$3.04		$0.08	$0.08	$0.09	$0.05	$0.12	$0.33	$0.03	$—	$(1.27)	$2.55
Diluted	$3.00		$0.08	$0.08	$0.09	$0.05	$0.12	$0.32	$0.03	$—	$(1.25)	$2.52

Weighted average shares used in computing net income (loss) per share:
Basic	169		169	169	169	169	169	169	169	169	169	169
Diluted	171		171	171	171	171	171	171	171	171	171	171

Notes to Reconciliation from GAAP to non-GAAP, year ended October 31, 2015

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability, including a tax benefit of $197M resulted from a tax ruling obtained from Singapore that allows Keysight to amortize the value of the intellectual property acquired from Agilent in the separation.For the year ended October 31, 2015 and 2014, management uses a non-GAAP effective tax rate of 17% and 16%, respectively, that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring and related costs, asset impairments, acquisition and integration costs, share based compensation, separation and related costs and acquisition related fair value adjustments. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Restructuring and related costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees. and other one time reorganization costs.

Intangible amortization include non-cash intangible amortization recognized in connection with acquisitions.

Asset impairments and write-downs include assets that have been written-down to their fair value.

Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Acquisition related fair value adjustments includes business combination accounting effects from the acquisition including reduction in revenue and increase in cost of sales due to the respective estimated fair value adjustments to deferred revenue and inventory.

Separation and related costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off. These costs include, among other things, branding, legal, accounting and other advisory fees and other costs to separate and transition from Agilent.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes items such as amortization of intangibles, restructuring charges etc. that can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP to Non-GAAP net income is estimated based on our current information.

6A

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Measurement Solutions

	Q4'15	Q4'14	Q3'15
Revenues	$653	$663	$564
Gross Margin %	60.3%	57.7%	59.1%
Income from Operations	$137	$145	$104

Customer Support and Services

	Q4'15	Q4'14	Q3'15
Revenues	$103	$99	$101
Gross Margin %	43.1%	45.0%	42.7%
Income from Operations	$20	$23	$20

Income from operations reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, share based compensation, the impact of restructuring charges, asset impairment, acquisition and integration costs, acquisition related fair value adjustments and separation and related costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING THE IMPACT OF ACQUISITIONS AND CURRENCY ADJUSTMENTS
(in millions)
(Unaudited)
PRELIMINARY

			Percent			Percent
	Q4'15	Q4'14	Inc/(Dec)	FY15	FY14	Inc/(Dec)
GAAP Revenue	$750	$762	(2)%	$2,856	$2,933	(3)%
Acquisition related fair value adjustments	6	—	—	6	—	—
Non-GAAP Revenue	$756	$762	(1)%	$2,862	$2,933	(2)%
Less Currency Impacts	28	—	—	99	—	—
Non-GAAP Revenue excluding currency impacts	$784	$762	3%	$2,961	$2,933	1%
Less revenue from acquisitions included in segment results	(32)	—	—	(36)	—	—
Core Revenue	$752	$762	(1)%	$2,925	$2,933	— %

Non GAAP Revenue is defined to exclude the fair value adjustments to acquisition related deferred revenue balances for the Anite acquisition.

Core revenue is defined as Non- GAAP revenue excluding the impact of currency and acquisitions.

Management believes that these measures provide useful information to investors by reflecting an additional way of viewing aspects of Keysight's operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We excluded the effect of recent acquisitions and divestitures because the nature, size and number of these can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The preliminary reconciliation of GAAP to Core revenue is based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATIONS OF CORE REVENUE BY REGION
CORE REVENUE IS NON-GAAP REVENUE EXCLUDING IMPACT OF ACQUISITION AND CURRENCY
(in millions)
(Unaudited)
PRELIMINARY

	NON GAAP Revenue			Revenue from acquisition and divestitures (a)	Currency Adjustments (a)	Core Revenue
Revenue by Region	Q4'15	Q4'14	Year-over-Year % Change	Q4'15	Q4'15	Q4'15	Q4'14	Year-over-Year % Change

Americas	$294	$304	(3)%	$10	$(2)	$286	$304	(6)%
Europe	137	144	(5)%	8	(10)	139	144	(3)%
Japan	79	86	(8)%	—	(10)	89	86	2%
Asia Pacific ex-Japan	246	228	8%	14	(6)	238	228	5%
Total Revenue	$756	$762	(1)%	$32	$(28)	$752	$762	(1)%

(a) We compare the year-over-year change in revenue excluding the effect of acquisitions and foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the respective prior periods.

Core revenue is defined as Non-GAAP revenue excluding the impact of currency and acquisitions.

The preliminary reconciliation of Core revenue by region excluding the impact of acquisitions and currency adjustments is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF NON GAAP REVENUE BY MARKET
(in millions)
(Unaudited)
PRELIMINARY

			Percent
	Q4'15	Q4'14	Inc/(Dec)
Aerospace & Defense	$168	$177	(5)%
Industrial/Computer/Semi-conductor	332	337	(2)%
Communications	256	248	3%
Non-GAAP Revenue	$756	$762	(1)%

The preliminary Non GAAP revenue by market information is estimated based on our current information.